Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2000 relating to the financial statements and financial statement schedule of Orange and Rockland Utilities, Inc., which appears in the combined Annual Report on Form 10-K of Consolidated Edison, Inc., Consolidated Edison Company of New York, Inc., and Orange and Rockland Utilities, Inc. for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

New York, New York
May 31, 2000